UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

Global Income Trust, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

1)    Title of each class of securities to which transaction applies:

2)    Aggregate number of securities to which transaction applies:

3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)    Proposed maximum aggregate value of transaction:

5)    Total fee paid:

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)    Amount Previously Paid:

2)    Form, Schedule or Registration Statement No.:

3)    Filing Party:

4)    Date Filed:

Your Response Is Greatly Needed

We recently sent you proxy materials for Global Income Trust, Inc. requesting your vote on the important matters to be decided at a Special Meeting of Stockholders to be held on Thursday, December 10, 2015, at 10:00 a.m. Eastern Time.

As of today, we have not received your vote regarding the important matters that are explained in the proxy materials we sent to you.

Please Vote Today

Every Vote Counts

It is important that we receive your vote no later than 11:59 p.m Eastern Time, on Wednesday, December 9, 2015, because it will help to avoid having to adjourn the Special Meeting of Stockholders to a later date. It will also prevent Global Income Trust from spending additional money soliciting your vote.

If you have any questions or would like to vote, please call the number listed below:

1-855-973-0089

Global Income Trust has made it very easy for you to vote. Please choose one of the following methods:

Vote by Internet www.proxyvote.com	Vote by Mail	Vote By Phone

Use the internet, 24 hours a day, 7 days a week, up until 11:59p.m., Eastern Time, on December 9, 2015. Have your proxy card in hand when you access the website. Please follow the instructions to obtain your records, and create an electronic voting form.

You can also obtain information about the SpecialMeeting at ProxyVote.com.

Sign and date your proxy card and return it in the postage-paid envelope provided, or return it to:

Vote Processing

c/o Broadridge

51 Mercedes Way

Edgewood, N.Y. 11717

Please note, all parties must sign.

Call the phone number above Monday–Friday, 9:00a.m.– 10:00 p.m., Eastern Time, to speak with a proxy specialist.

OR

Call 1-800-690-6903 using any touch-tone telephone, 24 hours a day, 7 days a week, toll-free, up until 11:59 p.m., Eastern Time, on December 9, 2015. Have your proxy card in hand when you call. To vote, please follow the instructions.

THANK YOU FOR VOTING!